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                          MEMORANDUM OF UNDERSTANDING

This Agreement, effective as of November 17, 1997 is entered into by and between CTA INCORPORATED, a Colorado corporation having a principal place of business at 6116 Executive Boulevard, Suite 800, Rockville, Maryland 20852 (hereinafter referred to as "CTA" or "Company") and Capitol Securities Management Incorporated, a Virginia corporation having a principal place of business at 8301 Greensboro Drive, McLean, Virginia 22102 (hereinafter referred to as "Capitol").

WHEREAS, CTA has filed a Registration Statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission and;

WHEREAS, CTA is trading the common stock of CTA among the shareholder universe defined as current or former employees, consultants, and directors of CTA and;

WHEREAS, Capitol continues to provide its services as a broker/dealer for all of CTA's stock transactions and in order to facilitate a "limited" market for CTA common stock in the most economical fashion;

Now, therefore, in consideration of the mutual covenants and promises set forth herein, the parties do hereby agree as follows:

              ARTICLE I: RELATIONSHIP AND OBLIGATION OF THE PARTIES

1.1 CTA intends to effect a tender offer (the "Tender Offer") to repurchase up to 200,000 shares of its common stock on November 26, 1997. This Tender Offer will terminate on December 31, 1997, unless extended by CTA.

1.2 Capitol, as the exclusive broker and dealer for the limited market of CTA common stock, agrees to the use of its name, Capitol Securities, by CTA in the S-1 Registration Statement and the Schedule 13E-4 to be filed in connection with the Tender Offer.

1.3 As broker/dealer for CTA, Capitol will provide the following services:

        a) Each employee or shareholder who elects to buy or sell CTA common stock will have an account established by Capitol;

        b) On the trade day +1, a confirmation of purchases or sales will be generated giving the price per share, number of shares, commission paid, net dollars, transacted, and settlement date. Standard industry practice is for settlement to occur three (3) business days after the trade date. Cash to purchase stock or shares to be delivered for sale must be received at Capitol by settlement day. Extensions of settlement can be arranged, however, margin interest will be charged for late payment. Money market interest will be paid on cash




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        balances in excess of $1000 in accounts. A regular account will be insured up to $500,000 by the SIPC. Additional insurance to Correspondent Services Corporation limits.

        c) During the internal market operation and during the period of the Tender Offer (including any extensions thereof) Capitol will supply CTA with special reports of activity as will be specified later.

        d) In addition, Capitol agrees to provide at CTA's request, guidance and consulting services relating to the regulations governing control, restricted and shelf-registered stock and the filing of required reports and forms.

        e) Commissions and fees will be paid in accordance with the provisions of Article II and will cover all costs associated with the accounts, producing the confirmations, timely collection and disbursement of funds, generating monthly statements and other reports to be specified. For the one time repurchase transaction in connection with the Tender Offer, CTA has agreed to pay all commissions; the seller shall incur no costs/commissions.

1.4 Capitol will act as CTA's broker/dealer for all stock transactions including the issuance of stock pursuant to the Company's existing and future stock option programs and the replacement of lost or stolen certificates in accordance with the by-laws of the Company. Stock issued will be in the same form as all other CTA transactions.

1.5 CTA will close buyers indications of interest two (2) weeks following the effective date of the S-1 Registration. In the event the effective date of the S-1 Registration Statement changes, the above subsequent events will be adjusted accordingly.

1.6 CTA will govern the extent to which Company employees have access to financial advice from Capitol. In no case will CTA employees be solicited by Capitol without prior written CTA approval for Capitol financial advice or financial services or any other matter.

                       ARTICLE II: COSTS AND FEE PAYMENTS

2.1 Except as specifically identified below, each party will bear all costs, risks and liabilities incurred by it arising out of its obligations and efforts pursuant to this agreement.

2.2 CTA agrees to pay Capitol an annual fee of four thousand dollars, ($4000) to cover the costs at the initial set-up of the administrative functions, guidance and consulting advice, and special reports or filings in accordance with paragraph 1.4. CTA agrees to pay Capitol Securities Management a one time administrative fee of five thousand dollars ($5000) plus postage fees for handling the Tender Offer transaction.



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2.3 Capitol is authorized to charge broker commissions of 1.5% of the value of the transactions, to be paid by the seller except in connection with the Tender Offer when commissions will be paid by CTA.

2.4 There will be no additional costs associated with the function of the limited market beyond those specified in this Agreement

                      ARTICLE III: PROPRIETARY INFORMATION

3.1 During the term of this Agreement, the parties, to the extent of their right to do so, and as is required for each to perform its obligations hereunder, may exchange proprietary and confidential information.

3.2 Only that information disclosed in written form and identified by a mark thereon as proprietary, or oral information which is identified as proprietary at the time of disclosure and confirmed in writing within ten (10) days of its disclosure, shall be considered proprietary and subject to this Agreement.

3.3. The exclusive points of contact with respect to the delivery and control of proprietary information disclosed hereunder are designated by the parties as follows:

       Capitol Securities Management, Inc.     CTA INCORPORATED
       Attn: Joseph Jianos                     Attn: John Wagner
       8301 Greensboro Drive, Suite 150        6116 Executive Blvd., Suite 800
       McLean, Virginia 22102                  Rockville, Maryland 20852

Either party may change its point of contact by written notice to the other.

3.4 Information identified and disclosed as provided in this Agreement shall be held in confidence for a period of five (5) years from the date of receipt. During such period, such information shall be used only for the purpose of this Agreement and shall not be disclosed to any third party.

3.5 The parties shall have no obligation under this Agreement to hold information in confidence which, although identified and disclosed as stated herein, has been or is:

        a. developed by the receiving party independently and without the benefit of information disclosed hereunder by the disclosing party;

        b. lawfully obtained by the receiving party from a third party without restriction;

        c. publicly available without breach of this Agreement;

        d. disclosed without restriction by the disclosing party to a third party; or

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        e. known to the receiving party prior to its receipt from the disclosing party.

3.6 Each party shall use not less than the degree of care used to prevent disclosure of its own proprietary information to prevent disclosure of information received in accordance with this Agreement.

3.7 All information received and identified in accordance with this Agreement shall remain the property of the disclosing party and shall be returned upon request.

                      ARTICLE IV: TERMINATION OF AGREEMENT

4.1 Except as otherwise expressly provided in Article III, "Proprietary Information," of this agreement and unless extended by mutual written agreement of the parties, this Agreement shall automatically expire December 31, 1998.

                             ARTICLE V: COMMITMENTS

5.1 Nothing in the Agreement shall grant to either party the right to make commitments of any kind for or on behalf of the other party without prior written consent of that party.

                              ARTICLE VI: PUBLICITY

6.1 Either party desiring to issue a news release, public announcement, advertisement, or other form of publicity concerning its efforts in connection with this Agreement shall obtain the prior written approval of the other party before issuing any such publicity.

                       ARTICLE VII: WAIVER AND INVALIDITY

7.1 In the event that one party breaches this Agreement, the failure of the other party to enforce any right under this Agreement shall not be deemed as a waiver of any right hereunder. The rights and remedies of the parties as set forth in this Agreement are not exclusive and are in addition to any other rights and remedies provided by law; additionally, the invalidity in whole or in part of any condition of this Agreement shall not affect the validity of any other condition hereof.

                           ARTICLE VIII: FORCE MAJEURE

8.1 If either party is unable to perform any of its obligations under this Agreement because of an event of Force Majeure, the party which is unable to perform shall be excused from such performance only during the time of the existence of such event.


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                             ARTICLE IX: ASSIGNMENT

9.1 Neither party shall sub-license, transfer, assign, hold in trust for another, or otherwise dispose of any or all of its rights, obligations, or interest under this Agreement without prior written consent of the other party.

                            ARTICLE X: GOVERNING LAW

10.1 This Agreement shall be construed and governed by the laws of the State of Colorado except for its conflict or interest laws and shall be deemed executed in said state.

                      ARTICLE XI: ATTORNEY'S FEES AND COSTS

11.1 Each party to this Agreement shall be responsible for its own attorney's fees and costs should either party be required to employ the services of an attorney to enforce any rights granted to it hereunder, or to seek damages for the breach of any covenant contained in this Agreement.

                              ARTICLE XII: CAPTIONS

12.1 The captions for any Article herein are for identification purposes only and are not a part of the substantive provisions of their respective Articles.

                              ARTICLE XIII: CHANGES

13.1 Changes to this Agreement shall be binding only after agreed to in writing signed by both parties.

                               ARTICLE XIV: NOTICE

14.1 Should any notice be required to be given to the other party pursuant to the terms of this Agreement, it shall be in writing and shall be given either by personal delivery or by registered or certified mail to the parties entitled to notice at its address identified in Paragraph 3.3 hereof, or as changed pursuant to the provisions of Article III. Such notice shall be deemed to be given upon personal delivery or three (3) days after posting in the United States mail.


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                          ARTICLE XV: ENTIRE AGREEMENT

15.1 The foregoing Articles contain the entire Agreement between the parties which supersedes any prior oral or written agreements, commitments, understandings, or communications with respect to the subject matter of this agreement.

In consideration of the mutual promises contained herein, the parties have caused this Agreement to be executed by its duly authorized representative.

CTA INCORPORATED                      CAPITOL SECURITIES MGMT., INC.

/s/ JOHN O. WAGNER                    /s/ J. NANAYAKKARA
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By: John Wagner                       By: J. Nanayakkara

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Title: Director   Date 11/26/97       Title: Chairman    Date 11/26/97
Treasury, Mgmt.